                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------


AMGT Corporation
(Delaware corporation)

Amtech Europe Limited
(United Kingdom corporation)

Amtech International, S.A.
(French corporation)

Amtech SARL, S.A.
(French corporation)

Amtech Systems Corporation
(Delaware corporation)

Amtech Systems (Hong Kong) Limited
(Hong Kong corporation)

Amtech World Corporation
(Delaware corporation)

Cardkey Systems Pacific Pty. Limited
(Australian corporation)

Cardkey Sicherheitssysteme GmbH
(German corporation)

Cardkey Systems, Inc.
(Delaware corporation)

Cardkey Systems Limited
(United Kingdom corporation)

Cotag International, Inc.
(Delaware corporation)

Cotag International Limited
(United Kingdom corporation)

WaveNet International, Inc.
(Canadian corporation)

WaveNet, Inc.
(Delaware corporation)